UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2017

Atlas Energy Group, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2017, the board of directors (the “Board”) of Atlas Energy Group, LLC (the “Company”) authorized the deferral until March 1, 2018 of the vesting of all phantom units granted to officers and employees under the Company’s 2015 Long-Term Incentive Plan that had previously been scheduled to vest during 2017. The deferral affects unvested phantom units held by Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz, Jeffrey M. Slotterback and Mark D. Schumacher. As consideration for the deferral, the Company will make a deferred vesting payment to all employees (including the officers) equal to approximately 25% of the value of affected phantom units.

The Board determined the deferral was in the Company’s best interests as the Company continues to evaluate options regarding changes to its debt or equity capital structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: February 24, 2017	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer